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                                                                    Exhibit 23.1






               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We have issued our report dated August 23, 2000, accompanying the financial statements of Peoples Federal Savings Bank as contained in Amendment No. 2 to the Registration Statement SB-2 of PFS Bancorp, Inc. to be filed with the Securities and Exchange Commission on or about August 14, 2001. We consent to the use of the aforementioned report in the referenced amendment to the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP

Cincinnati, Ohio
August 14, 2001